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FOR IMMEDIATE RELEASE
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Contact: Jeff Paletz
Choicetel Communications, Inc.
612-544-1260






CHOICETEL COMMUNICATIONS CLOSES SALE OF MIDWEST PAYPHONE ROUTE
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Minneapolis-Choicetel Communications, Inc.(NASDAQ:PHON) closed the sale of approximately 2,100 payphones located in Minnesota, Wisconsin, New York, Iowa and North Dakota to Access Anywhere L.L.C., of Minneapolis.

Choicetel had previously announced its intentions to divest payphone assets in the Midwest, Philadelphia and Puerto Rico in order to focus on the development of the public Internet access business of its subsidiary, Advants, Inc.

Gary Kohler, Chairman, stated "Our experience leasing, operating and managing a network of public payphones will help us transition from a low growth market to the dynamically growing public Internet market. We envision a future where our ADVANTS public Internet terminals are as common and essential as public payphones have been in the past".